OFFICE OF THE SECRETARY OF STATE
OF THE STATE OF COLORADO

CERTIFICATE OF DOCUMENT FILED

I, Jena Griswold , as the Secretary of State of the State of Colorado, hereby certify that, according to the records of this office, the attached document is a true and complete copy of the

Articles of Amendment

with Document # 20211538701 of
Splash Beverage Group, Inc.

Colorado Corporation

(Entity ID # 20121184249)

consisting of 3 pages.

This certificate reflects facts established or disclosed by documents delivered to this office on paper through 06/07/2021 that have been posted, and by documents delivered to this office electronically through 06/08/2021@ 10:48:39.

I have affixed hereto the Great Seal of the State of Colorado and duly generated, executed, and issued this official certificate at Denver, Colorado on 06/08/2021 @ 10:48:39 in accordance with applicable law. This certificate is assigned Confirmation Number 13223522 .


STATE OF COLORADO
NIL SINE NUMINE
1876

Secretary of State of the State of Colorado

End of Certificate

Notice: A certificate issued electronically from the Colorado Secretary of State's Web site is fully and immediately valid and effective. However, as an option, the issuance and validity of a certificate obtained electronically may be established by visiting the Validate a Certificate page of the Secretary of State's Web site, http://www.sos.state.co.us/biz/CertificateSearchCriteria.do entering the certificate's confirmation number displayed on the certificate, and following the instructions displayed. Confirming the issuance of a certificate is merely optional and is not necessary to the valid and effective issuance of a certificate. For more information, visit our Web site, http://www.sos.state.co.us/ click "Businesses, trademarks, trade names" and select "Frequently Asked Questions."

Document must be filed electronically.
Paper documents are not accepted.
Fees & forms are subject to change.
For more information or to print copies of filed documents, visit www.sos.state.co.us.

E-Filed

Colorado Secretary of State
Date and Time: 06/08/2021 10:45 AM
ID Number: 20121184249

Document number: 20211538701
Amount Paid: $25.00

ABOVE SPACE FOR OFFICE USE ONLY

Articles of Amendment

filed pursuant to §7-90-301, et seq. and §7-110-106 of the Colorado Revised Statutes (C.R.S.)

1. For the entity, its ID number and entity name are

ID number 20121184249
(Colorado Secretary of State ID number)

Entity name Splash Beverage Group, Inc. .

2. The new entity name (if applicable) is ______________________.

3. *(If the following statement applies, adopt the statement by marking the box and include an attachment.)*
☒ This document contains additional amendments or other information.

4. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

5. ***(Caution:*** *Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)*

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)

The delayed effective date and, if applicable, time of this document is/are 06/11/2021.
(mm/dd/yyyy hour:minute am/pm)

Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that such document is such individual's act and deed, or that such individual in good faith believes such document is the act and deed of the person on whose behalf such individual is causing such document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S. and, if applicable, the constituent documents and the organic statutes, and that such individual in good faith believes the facts stated in such document are true and such document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is identified in this document as one who has caused it to be delivered.

6. The true name and mailing address of the individual causing the document to be delivered for filing are

Weiss	Zachary		
(Last)	*(First)*	*(Middle)*	*(Suffix)*

1185 Avenue of the Americas
(Street name and number or Post Office Box information)
31st Floor

New York	NY	10036
(City)	*(State)*	*(Postal/Zip Code)*

	United States
(Province – if applicable)	*(Country – if not US)*

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐ This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user's legal, business or tax advisor(s).

CERTIFICATE OF
AMENDMENT OF ARTICLES OF INCORPORATION
OF
SPLASH BEVERAGE GROUP, INC.

Robert Nistico hereby certifies that:

1. He is the Chairman of the Board and Chief Executive Officer of Splash Beverage Group, Inc. (the "Corporation"), a Colorado corporation.

2. Article II of the Articles of Incorporation of this Corporation is hereby amended to read in its entirety as follows:

"Section 1: Number. The aggregate number of shares which the Corporation shall have authority to issue is 150,000,000 shares of common stock of one class, all with no par value and Five Million (5,000,000) shares of preferred stock, all with no par value, to have such classes and preferences as the Board of Directors may determine from time to time.

On June 11, 2021 (the "Effective Time") this amendment to the Corporation's Articles of Incorporation, as amended, each three (3) shares of Common Stock issued and outstanding immediately prior to the Effective Time either issued and outstanding or held by the Corporation as treasury stock shall be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof (the "Reverse Stock Split"); provided that no fractional shares shall be issued to any holder and that instead of issuing such fractional shares, the Corporation shall round shares up to the nearest whole number. Each certificate that immediately prior to the Effective Time represented shares of Common Stock ("Old Certificates"), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional shares as described above. "

3. The foregoing amendment to the Corporation's Articles of Incorporation has been duly approved by the board of directors.

4. The foregoing amendment to the Corporation's Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Article 110 of the Colorado Revised Statutes. At the record date for the meeting at which such approval occurred, the Corporation had only one class of shares designated Common Stock, and the number of outstanding shares entitled to vote with respect to the foregoing amendment was 80,146,973. The number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required. The percentage vote required of each class entitled to vote is a majority (greater than 50%).

The undersigned Robert Nistico declares this 8th day of June, 2021, at the City and County of Broward, under penalty of perjury under the laws of the State of Florida that he has read the foregoing certificate, each knows the contents thereof and that the matters set forth in this certificate are true and correct of his own knowledge.

SPLASH BEVERAGE GROUP, INC.

By: /s/Robert Nistico

Robert Nistico
Chairman of the Board and Chief
Executive Officer